UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

                   SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On March 1, 2013, the Compensation Committee of the Board of Directors of Silgan Holdings Inc., or the Company, (i) set the performance goal and performance goal target for 2013 under the Company’s Senior Executive Performance Plan, as amended, or the Performance Plan, for Mr. Anthony J. Allott, the President and Chief Executive Officer of the Company and the only participant under the Performance Plan, (ii) set financial targets and organizational goals for bonuses for 2013 for other executive officers of the Company, (iii) granted a performance award of restricted stock units to each of Messrs. Robert B. Lewis, Executive Vice President and Chief Financial Officer of the Company, Adam J. Greenlee, Executive Vice President and Chief Operating Officer of the Company, and Frank W. Hogan, III, Senior Vice President, General Counsel and Secretary of the Company, and established performance criteria for 2013 for such performance awards under the Company’s 2004 Stock Incentive Plan, as amended, or the Stock Incentive Plan, and (iv) established performance criteria for 2013 for potential performance awards of restricted stock units to be granted in 2014 under the Stock Incentive Plan.

The Compensation Committee set the performance goal for 2013 for Mr. Allott under the Performance Plan as the Company’s earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs) and the impact from any foreign currency devaluations (“Adjusted EBITDA”) and the performance goal target for 2013 as the achievement of the Adjusted EBITDA level of the Company from 2012.  The Compensation Committee also determined that the maximum amount that could be awarded to Mr. Allott under the Performance Plan for 2013 would be 100% of his annual base salary for 2013, with the actual amount being determined pursuant to a formula based on the Company’s Adjusted EBITDA for 2013 as compared to the Company’s Adjusted EBITDA for 2012.

The Compensation Committee also approved annual bonuses for 2013 for each of Messrs. Lewis, Greenlee and Hogan in an amount up to a maximum amount of 40% of his annual salary received in 2013, with the amount of such annual bonus being calculated on the same basis that an annual bonus is calculated for the Chief Executive Officer of the Company for 2013 under the Performance Plan.

The Compensation Committee set a target level of earnings before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements and the impact from any foreign currency devaluations and subject to further adjustment as determined by the Compensation Committee for unusual gains and unusual losses (“Adjusted EBIT”) and organizational goals (management development, market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) for Silgan

Containers LLC for the payment of annual bonuses for 2013 to officers of Silgan Containers LLC, including Mr. Thomas J. Snyder, President of Silgan Containers LLC and an executive officer of the Company.  Following the end of the year, the Compensation Committee will confirm the level of Adjusted EBIT and organizational goals attained by Silgan Containers LLC, and bonuses will be awarded to officers of Silgan Containers LLC on a sliding scale (from zero to two times “target”) on such basis.  If the targeted level of Adjusted EBIT and organizational goals for Silgan Containers LLC are attained, Mr. Snyder would receive a bonus for 2013 at “target,” or at 30% of his salary for 2013.

The Compensation Committee set a target level of Adjusted EBIT and organizational goals (safety, working capital management, operational leadership and financial reporting and controls) for Silgan Metal Packaging for the payment of annual bonuses for 2013 to officers of Silgan Metal Packaging.  Following the end of the year, the Compensation Committee will confirm the level of Adjusted EBIT and organizational goals attained by Silgan Metal Packaging, and bonuses will be awarded to officers of Silgan Metal Packaging on a sliding scale (from zero to approximately 1.15 times “target”) on such basis.

The Compensation Committee set a target level of Adjusted EBIT and organizational goals (safety, working capital management, market leadership, operational leadership and financial reporting and controls) for Silgan Plastics LLC for the payment of annual bonuses for 2013 to officers of Silgan Plastics LLC, including Ms. Sarah T. Macdonald, President of Silgan Plastics LLC and an executive officer of the Company.  Following the end of the year, the Compensation Committee will confirm the level of Adjusted EBIT and organizational goals attained by Silgan Plastics LLC, and bonuses will be awarded to officers of Silgan Plastics LLC on a sliding scale (from zero to two times “target”) on such basis.  If the targeted level of Adjusted EBIT and organizational goals for Silgan Plastics LLC are attained, Ms. Macdonald would receive a bonus for 2013 at “target”, or at 35% of her salary for 2013.

The Compensation Committee set a target level of Adjusted EBIT and organizational goals (working capital management, market leadership, operational leadership, selling, general and administrative cost management and financial reporting and controls) for Silgan Plastic Food Containers for the payment of annual bonuses for 2013 to officers of Silgan Plastic Food Containers.  Following the end of the year, the Compensation Committee will confirm the level of Adjusted EBIT and organizational goals attained by Silgan Plastic Food Containers, and bonuses will be awarded to officers of Silgan Plastic Food Containers on a sliding scale (from zero to two times “target”) on such basis.

The Compensation Committee set a target level of Adjusted EBIT and organizational goals (market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) for the North America, Europe, Asia and Latin America operations of Silgan White Cap for the payment of annual bonuses for 2013 to officers of Silgan White Cap.  Following the end of the year, the Compensation Committee will confirm the level of Adjusted EBIT and organizational goals attained by the North America, Europe, Asia and Latin America

operations of Silgan White Cap, and bonuses will be awarded to officers of Silgan White Cap on a sliding scale (from zero to two times “target”) on such basis as applicable.

The Compensation Committee approved annual bonus calculations for 2013 for each of Messrs. Anthony P. Andreacchi and B. Fredrick Prinzen and Ms. Kimberly I. Ulmer, executive officers of the Company, based upon a weighted average of actual bonus payouts as a percentage of “target” to the officers of the Company’s businesses under the respective bonus plans of Silgan Containers LLC, Silgan Metal Packaging, Silgan Plastics LLC, Silgan Plastic Food Containers and the North America, Europe, Asia and Latin America operations of Silgan White Cap, using each business’ percentage of the overall Adjusted EBIT of all such businesses as the basis for weighting.  Such executive officers are eligible to receive a bonus for 2013 on a sliding scale (from zero to two times “target”), with “target” for such executive officers being 30% of their salary for 2013.

The Compensation Committee also approved and granted performance awards to each of Messrs. Lewis, Greenlee and Hogan under the Stock Incentive Plan.  Messrs. Lewis, Greenlee and Hogan received performance awards of 50,000 restricted stock units, 50,000 restricted stock units and 25,000 restricted stock units, respectively, with each restricted stock unit representing the right to receive one share of Common Stock of the Company.  The Compensation Committee established the performance criteria for such performance awards as the Company’s 2013 Adjusted EBITDA and the minimum level of performance for such performance awards as 75 percent of the Company’s 2012 Adjusted EBITDA.  In the event such minimum level of performance is not attained, such performance awards will be cancelled and will be null and void.  If such minimum level of performance is attained, then all such restricted stock units under such performance awards will vest all at once on March 1, 2019, subject to the terms of the Stock Incentive Plan, and such restricted stock units carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests.

Additionally, the Compensation Committee approved potential performance awards of restricted stock units under the Stock Incentive Plan for an aggregate of up to 204,900 shares of Common Stock of the Company to a total of 46 officers and other key employees of the Company and its subsidiaries, and fixed and established the performance criteria for the Company’s 2013 fiscal year for the granting of such performance awards under the Stock Incentive Plan.  Messrs. Allott, Lewis, Greenlee, Hogan and Snyder, each of whom is a person named in the Summary Compensation Table in the Company’s most recent proxy statement, are included in such group of officers and other key employees.  The performance criteria for the 2013 fiscal year selected by the Compensation Committee is the Company’s Adjusted EBITDA for 2013, and the minimum level of performance that must be attained for 2013 for the performance awards to be granted is 75% of the level of the Company’s Adjusted EBITDA for 2012.  If the minimum level of performance for 2013 is attained as confirmed by the Compensation Committee following the end of 2013, then the Compensation Committee may grant performance awards for an aggregate of up to 204,900 restricted stock units to such 46 officers and other key employees of the Company and its subsidiaries.  In determining the amount of a performance award to grant to a particular officer or other key employee, the Compensation Committee targets a multiple of such individual’s annual base salary as the level of the nominal value of unvested stock awards for such individual.  The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company.  In determining the 2013 performance award to be granted to any individual, the Compensation Committee will review the nominal value of unvested stock awards previously granted to such individual as compared to such individual’s target multiple of salary, and may grant a performance award to such individual in an amount up to the maximum amount approved by the Compensation Committee for such individual on March 1, 2013.  Generally, in making such grants the Compensation Committee will consider performance awards for individuals whose aggregate nominal value of unvested stock awards is less than their target multiple of salary so that their total nominal value of unvested stock awards approximates their target multiple of salary.  Such restricted stock units will be granted at the earliest upon the date on which the Compensation Committee confirms that the minimum level of performance was attained, will vest in five equal installments annually beginning one year from the date of grant, and will carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

         Date:  March 7, 2013

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